PRESS RELEASE

FOR IMMEDIATE RELEASE


CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)         Phone:       610-366-1800
                         --------------------
         American Bank, Inc.                           Toll-Free:   888-366-6622
         President and Chief Executive Officer         Fax:         610-366-1900

             American Bank Announces Buyback of 1.44 Million Shares

Allentown, PA, February 16, 2006 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced that it has repurchased
1,444,444 shares of American Bank, Inc. Common Stock at a purchase price of $8.94 per share, or approximately $12.92 million. As a result of this repurchase, the Company has 5,979,604 shares outstanding.


President and CEO Mark Jaindl stated, "We are excited about the opportunity to acquire such a significant amount of stock from various members of the Jaindl family. As a result of the acquisition, the Company expects an immediate accretion to earnings per share and an immediate increase in return on equity. Following the transaction, American Bank will continue to be categorized as `well capitalized' under Federal banking regulations."


Mark Jaindl and the Estate of Frederick J. Jaindl were not sellers in the transaction and continue to hold approximately 3.5 million shares, or approximately 60%, of the outstanding shares of the Company. Following the acquisition, the Company may continue to purchase up to an additional 285,000 shares in open market transactions remaining under its initial repurchase program announced on March 16, 2005. Through this program, the Company has repurchased approximately 90,000 shares at an average price of $8.82 per share through open market purchases.


In addition, David Jaindl, one of the selling shareholders, announced his resignation from the Board of Directors of the Company effective immediately.


American Bank, Inc. common stock last traded at $8.15 per share. American Capital Trust I Preferred Securities last traded at $10.00.

About American Bank

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trade marks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements

     Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or

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periods,  or by the use of forward-looking  terminology,  such as "may," "will,"
"believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.